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                                                                Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-37394) of our report dated March 29, 2000 relating to the financial statements of Dyax Corp., which appear in such Amendment No. 4 to the Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Amendment No. 4 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

Boston, Massachusetts
August 14, 2000